Dryden High Yield Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			November 28, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Dryden High Yield Fund, Inc.
		File Nos. 2-63394 and 811-2896

	On behalf of the Dryden High Yield Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.



            Very truly yours,
						 /s/    Grace C. Torres
					            Grace C. Torres
					            Treasurer and Principal
						Financial and Accounting
						Officer